UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 24, 2013

Date of Report

(Date of Earliest Event Reported)

GEO POINT TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Utah	000-53182	11-3797590
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

2319 Foothill Drive, Suite 160

Salt Lake City, Utah 84109

 (Address of principal executive offices)

(801) 810-4662

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective on the opening of business on May 24, 2013 (the “Effective Date”), the Company effected a 1-for-3 reverse stock split of its issued and outstanding shares of common stock, par value $0.001, pursuant to which each 3 shares of the Company’s common stock were converted automatically into one share of the Company’s common stock (the “Reverse Split”).  No fractional shares were issued in connection with the Reverse Split, and any fractional shares were rounded up to the next whole share.  Upon the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.  Holders of pre-Reverse Split shares may surrender to the Company’s transfer agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares, though no mandatory exchange of certificates is required.  The contact information for the Company’s transfer agent is: Interwest Transfer Co., Inc., 1981 Murray Holladay Road, Salt Lake City, Utah 84117; Telephone: (801) 272-9294.   No stockholder approval was required for the Reverse Split under Utah law.  See Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

  5

Legal Opinion

23

Consent of Legal Counsel regarding Legal Opinion

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GEO POINT TECHNOLOGIES, INC., a Utah

corporation

Date:  May 24, 2013

/s/ Jeffrey T. Jensen

Jeffrey T. Jenson, Vice President